Exhibit 4.51

EXECUTION VERSION

FOURTH AMENDMENT TO CREDIT AGREEMENT
FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”), dated as of April 7, 2016, by and among SCORPIO BULKERS INC., a company incorporated under the laws of the Republic of the Marshall Islands, as borrower (the “Borrower”), the Lenders party hereto and NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.
W I T N E S S E T H:
WHEREAS, the Borrower, the Lenders from time to time party thereto, and the Administrative Agent are parties to a Credit Agreement, dated as of December 30, 2014 (as amended by that certain First Amendment to Credit Agreement, dated as of March 6, 2015, that certain Second Amendment to Credit Agreement, dated as of October 21, 2015, that certain Third Amendment to Credit Agreement, dated as of December 14, 2015 and as further amended, restated, modified or otherwise supplemented from time to time, the “Credit Agreement”);
WHEREAS, the Borrower has notified the Lenders and the Administrative Agent of its intention to make certain voluntary prepayments and requested certain amendments to the Credit Agreement;
WHEREAS, subject to the terms and conditions of this Fourth Amendment, the parties hereto wish to amend certain provisions of the Credit Agreement as herein provided.
NOW, THEREFORE, it is agreed:

I.	Amendments to Credit Agreement.

1.The definition of “Attributable Loan Amount” appearing in Section 1.01 of the Credit Agreement is amended by adding the following sentence at the end thereof:

“The Attributable Loan Amount of each Collateral Vessel which is owned by the Borrower or by a Subsidiary Guarantor on the Fourth Amendment Effective Date after giving effect to the transactions contemplated to occur on such date is set forth on Schedule VIII as in effect after giving effect thereto, as such amount may be reduced thereafter and prior to the date of determination in accordance with Section 4.02(g).”.
2.The definition of “Collateral Vessel Amortization Amount” appearing in Section 1.01 of the Credit Agreement is amended by (x) deleting the “provided further” clause added by the Third Amendment in its entirety and (y) adding the following sentence at the end thereof:

“Notwithstanding the foregoing (x) the Collateral Vessel Amortization Amount for each Payment Date for each Collateral Vessel owned by the Borrower or by a Subsidiary Guarantor on the Fourth Amendment Effective Date is set forth on Schedule VIII as in effect after giving effect thereto (as such amount may be adjusted to give effect to subsequent prepayments) and (y) with respect to each Collateral Vessel delivered after the Fourth Amendment Effective Date, the Collateral Vessel Amortization Amount for each

Exhibit 4.51

Payment Date occurring on or before the 27th month following the Vessel Acquisition Borrowing Date for such Collateral Vessel shall be zero.”.
3.    The definition of “Lender Default” appearing in Section 1.01 of the Credit Agreement is hereby amended by (x) deleting the word “or” appearing immediately prior to the text “(iii) such Lender having notified the Administrative Agent” and (y) adding the following text as a new sub-clause (iv) immediately after the text “events described in preceding clause (ii)”:
“, or (iv) such Lender having become the subject of a Bail-in Action; provided that, a Lender Default shall not exist, and a Lender shall not be a Defaulting Lender, solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender”.
4.    Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in appropriate alphabetical order:
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Fourth Amendment” shall mean the Fourth Amendment to this Agreement, dated as of April 7, 2016.
“Fourth Amendment Effective Date” shall have the meaning set forth in the Fourth Amendment.
“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-

Exhibit 4.51

In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
5.    Section 2 of the Credit Agreement is hereby amended by adding the following as a new Section 2.13 at the end thereof:
“2.13    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers and agrees and consents to, and acknowledges and agrees to be bound by:

(a)	the application of any Write-Down and Conversion Powers to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-in Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.”.

6.    Section 8.03(b) of the Credit Agreement is hereby amended by inserting the text “on or after June 30, 2018,” immediately before the text “the Borrower may pay or make Restricted Payments” appearing therein.
7.    Section 8.07(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“The Borrower will not permit at any time (x) prior to the Fourth Amendment Effective Date, Consolidated Liquidity to be less than the greater of (i) $50,000,000 and (ii) the product of $850,000 multiplied by the number of vessels owned by the Borrower or a Subsidiary of the Borrower at such time and (y) on or after the Fourth Amendment Effective Date, Consolidated Liquidity to be less than the greater of (i) $25,000,000 and (ii) the product of $700,000 multiplied by the number of vessels owned by the Borrower or a Subsidiary of the Borrower at such time (the “Minimum Liquidity”).”.
8.    Schedule I to the Credit Agreement is hereby deleted and replaced in its entirety in the form attached hereto as Schedule I.
9.    Schedule VI to the Credit Agreement is hereby deleted and replaced in its entirety in the form attached hereto as Schedule VI.

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10.    Schedule VIII to the Credit Agreement is hereby deleted and replaced in its entirety in the form attached hereto as Schedule VIII.

II.	Miscellaneous Provisions.

1.In order to induce the Lenders to enter into this Fourth Amendment, the Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the Fourth Amendment Effective Date (as defined herein) after giving effect to this Fourth Amendment and (ii) all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the Fourth Amendment Effective Date after giving effect to this Fourth Amendment, with the same effect as though such representations and warranties had been made on and as of the Fourth Amendment Effective Date (it being understood that any representation or warranty that by its terms is made as of a specific date shall be true and correct in all material respects as of such specific date).

2.This Fourth Amendment is limited precisely as written and shall not be deemed to (i) be a waiver of or a consent to the modification of or deviation from any other term or condition of the Credit Agreement and the other Credit Documents or any of the other instruments or agreements referred to therein except as set forth herein or (ii) prejudice any right or rights which any of the Lenders or the Administrative Agent now have or may have in the future under or in connection with the Credit Agreement, as amended hereby, the other Credit Documents or any of the other instruments or agreements referred to therein. The Administrative Agent, the Collateral Agent and the Lenders expressly reserve all their rights and remedies except as expressly set forth in this Fourth Amendment.

3.This Fourth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

4.THIS FOURTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

5.This Fourth Amendment shall become effective as of the date (which shall not be later than April 14, 2016) (the “Fourth Amendment Effective Date”) when:

(i)the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036; Attention: May Yip (facsimile number: 212-354-8113 / e-mail: myip@whitecase.com);

(ii)the Administrative Agent shall have received voluntary prepayments and/or commitment reductions in the following amounts:

(a)
with respect to all Term Loan Vessels (other than the SBI Sousta, SBI Rock and SBI Reggae) owned by the Borrower or by a Subsidiary of the Borrower as of the Fourth Amendment Effective Date: $3,915,508.09, to be applied to the mandatory repayments pursuant to Section 4.02(b) due on the next four scheduled Payment Dates,

Exhibit 4.51

(b)
with respect to the Term Loan for SBI Sousta: $1,045,492.72, to be applied to the mandatory repayments pursuant to Section 4.02(b) due on the scheduled Payment Dates occurring on March 31, 2017, June 30, 2017, September 30, 2017, and December 31, 2017,

(c)
with respect to the Term Loans for SBI Rock: $981,498.62, to be applied to the mandatory repayments pursuant to Section 4.02(b) due on the scheduled Payment Dates occurring on June 30, 2017, September 30, 2017, December 31, 2017 and March 31, 2018;

(d)
with respect to the Term Loans for SBI Reggae: $1,046,257.11, to be applied to the mandatory repayments pursuant to Section 4.02(b) due on the scheduled Payment Dates occurring on June 30, 2017, September 30, 2017, December 31, 2017 and March 31, 2018, and

(e)
with respect to all Revolving Loan Vessels owned by the Borrower or by a Subsidiary of the Borrower as of the Fourth Amendment Effective Date: $909,922.62, to be applied to the mandatory repayments and permanent reduction of the Total Revolving Commitment pursuant to Section 4.02(a) due on the next four scheduled Payment Dates;

(iii)the Borrower shall have paid to the Administrative Agent, for equal distribution between the Lenders, an amendment fee in an amount equal to $120,000; and

(iv)the Borrower shall have paid to the Administrative Agent all reasonable out-of-pocket costs and expenses incurred in connection with the Fourth Amendment and the other Credit Documents (including, without limitation, the reasonable fees and expenses of White & Case LLP).
For the avoidance of doubt, the Attributable Loan Amounts and Collateral Vessel Amortization Amount set forth on Schedule VIII as modified by this Fourth Amendment reflect the application of the prepayments described in clause (ii) above.
6.From and after the Fourth Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as modified hereby. From and after the Fourth Amendment Effective Date, this Fourth Amendment shall for all purposes constitute a Credit Document.
* * *

Exhibit 4.51

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Fourth Amendment as of the date first above written.
SCORPIO BULKERS INC., as Borrower

/s/ Hugh Baker
By:__________________________________
Name: Hugh Baker
Title: Chief Financial Officer

[Signature page -Fourth Amendment to Scorpio Bulkers Inc. Credit Agreement]

[Signature page -Fourth Amendment to Scorpio Bulkers Inc. Credit Agreement]

Exhibit 4.51

NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Administrative Agent and as Lender

/s/ Martin Lunder
By:__________________________________
Name: Martin Lunder
Title: Senior Vice President

/s/ Henning Lyche Christiansen
By:__________________________________
Name: Henning Lyche Christiansen
Title: First Vice President

[Signature page -Fourth Amendment to Scorpio Bulkers Inc. Credit Agreement]

[Signature page -Fourth Amendment to Scorpio Bulkers Inc. Credit Agreement]

Exhibit 4.51

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), as Lender
By: /s/ Arne Juell-Skielse
Name: /s/ Arne Juell-Skielse
Title:
By: /s/ Olof Kajerdt
Name: Olof Kajerdt
Title:

[Signature page -Fourth Amendment to Scorpio Bulkers Inc. Credit Agreement]

[Signature page -Fourth Amendment to Scorpio Bulkers Inc. Credit Agreement]

Exhibit 4.51

Schedule I

COMMITMENTS

Lender	Term Loan Commitments	Revolving Loan Commitments
Nordea Bank Finland Plc, New York Branch	$61,532,442.25	$49,605,717.94
Skandinaviska Enskilda Banken AB (publ)	$61,532,442.25	$49,605,717.94
Total	$123,064,884.50	$99,211,435.88

Exhibit 4.51

SCHEDULE VI

A. Term Loan Vessels 1

Vessel Name	Registered Owner	Type	Flag	DWT	Builder’s Hull Number	Estimated Delivery Date	Contract Price	Maximum Loan Amount
SBI Athena	SBI Athena Shipping Company Limited	Ultramax	Marshall Islands	64,000	CX0610	Q1 2015	$27,250,000	$12,048,289.10
SBI Conga	SBI Conga Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1722A	Q4 2015	$31,310,000	$14,636,898.25
SBI Bolero	SBI Bolero Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1723A	Q4 2015	$31,310,000	$14,636,898.25
SBI Sousta	SBI Sousta Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1724A	Q1 2016	$31,310,000	$13,591,405.52
SBI Rock	SBI Rock Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	1092	Q1 2016	$29,313,000	$12,721,835.72
SBI Thalia	SBI Thalia Shipping Company Limited	Ultramax	Marshall Islands	64,000	CX0612	Q4 2015	$27,250,000	$12,738,916.53
SBI Twist	SBI Twist Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	1093	Q2 2016	$29,313,000	$14,550,000.00
SBI Reggae	SBI Reggae Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1725A	Q1 2016	$31,310,000	$13,590,641.13
SBI Parapara	SBI Parapara Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1735A	Q4 2016	$31,310,000	$14,550,000.00

1 The information in this SCHEDULE VI shall be updated for each Collateral Vessel after each Borrowing Date, and may be supplemented by written notice to the Administrative Agent and Collateral Agent prior to each such Borrowing Date pursuant to Section 6.18 of this Agreement.

Exhibit 4.51

B. Revolving Loan Vessels

Vessel Name	Registered Owner	Type	Flag	DWT	Builder’s Hull Number	Estimated Delivery Date	Contract Price	Maximum Loan Amount
SBI Echo	SBI Echo Shipping Company Limited	Ultramax	Marshall Islands	61,000	S870	Q3 2015	$30,750,000	$12,511,435.88
SBI Zumba	SBI Zumba Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1726A	Q3 2016	$31,310,000	$14,550,000.00
SBI Mazurka	SBI Mazurka Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1736A	Q4 2016	$31,310,000	$14,550,000.00
SBI Hera	SBI Hera Shipping Company Limited	Ultramax	Marshall Islands	60,200	1907	Q2 2016	$31,045,490	$14,400,000.00
SBI Zeus	SBI Zeus Shipping Company Limited	Ultramax	Marshall Islands	60,200	1906	Q2 2016	$31,045,490	$14,400,000.00
SBI Poseidon	SBI Poseidon Shipping Company Limited	Ultramax	Marshall Islands	60,200	1911	Q3 2016	$31,045,490	$14,400,000.00
SBI Apollo	SBI Apollo Shipping Company Limited	Ultramax	Marshall Islands	60,200	1912	Q3 2016	$31,045,490	$14,400,000.00

Exhibit 4.51

SCHEDULE VIII
SCHEDULED TERM AMORTIZATION PAYMENTS AND
SCHEDULED REVOLVING LOAN COMMITMENT REDUCTIONS

Collateral Vessel	Vessel Acquisition Borrowing Date	Attributable Term Loan Amount	Attributable Revolving Loan Amount
SBI Athena	6-Feb-15	$12,962,889.13	$0.00
SBI Echo	6-Jul-15	$0.00	$13,421,358.50
SBI Conga	9-Oct-15	$15,682,390.97	$0.00
SBI Bolero	27-Oct-15	$15,682,390.97	$0.00
SBI Thalia	28-Oct-15	$13,648,839.15	$0.00
SBI Sousta	24-Dec-15	$14,636,898.24	$0.00
SBI Rock	26-Jan-16	$13,703,334.34	$0.00
SBI Reggae	2-Feb-16	$14,636,898.24	$0.00
Total :		$100,953,641.04	$13,421,358.50

Exhibit 4.51

SCHEDULE VIII

Payment Date:	SBI Athena	SBI Conga	SBI Bolero	SBI Thalia	SBI Sousta	SBI Rock	SBI Reggae	Total Term Loan Repayment
	Scheduled Term Amortization Payment Amount
31-Mar-16
30-Jun-16
30-Sep-16
31-Dec-16
31-Mar-17
30-Jun-17
30-Sep-17
31-Dec-17
31-Mar-18	$228,650.01	$261,373.18	$261,373.18	$227,480.66				$978,877.02
30-Jun-18	$228,650.01	$261,373.18	$261,373.18	$227,480.66				$978,877.02
30-Sep-18	$228,650.01	$261,373.18	$261,373.18	$227,480.66				$978,877.02
31-Dec-18	$228,650.01	$261,373.18	$261,373.18	$227,480.66				$978,877.02
31-Mar-19	$228,650.01	$261,373.18	$261,373.18	$227,480.66	$261,373.18			$1,240,250.20
30-Jun-19	$228,650.01	$261,373.18	$261,373.18	$227,480.66	$261,373.18	$245,374.65	$261,564.28	$1,747,189.13
30-Sep-19	$228,650.01	$261,373.18	$261,373.18	$227,480.66	$261,373.18	$245,374.65	$261,564.28	$1,747,189.13
31-Dec-19	$228,650.01	$261,373.18	$261,373.18	$227,480.66	$261,373.18	$245,374.65	$261,564.28	$1,747,189.13
31-Mar-20	$228,650.01	$261,373.18	$261,373.18	$227,480.66	$261,373.18	$245,374.65	$261,564.28	$1,747,189.13
30-Jun-20	$228,650.01	$261,373.18	$261,373.18	$227,480.66	$261,373.18	$245,374.65	$261,564.28	$1,747,189.13
30-Sep-20	$228,650.01	$261,373.18	$261,373.18	$227,480.66	$261,373.18	$245,374.65	$261,564.28	$1,747,189.13
30-Dec-20	$9,533,139.02	11,761,793.27	11,761,793.27	$10,236,629.32	$11,761,793.26	$11,249,587.79	$12,021,255.47	$78,325,991.41

Exhibit 4.51

SCHEDULE VIII

Payment Date:	SBI Echo Scheduled Revolving Commitment Reduction Amounts	Total Scheduled Revolving Commitment Reduction Amounts
June 30, 2016	--	--
September 30, 2016	--	--
December 31, 2016	--	--
March 31, 2017	--	--
June 30, 2017	--	--
September 30, 2017	--	--
December 31, 2017	--	--
March 31, 2018	$227,480.66	$227,480.66
June 30, 2018	$227,480.66	$227,480.66
September 30, 2018	$227,480.66	$227,480.66
December 31, 2018	$227,480.66	$227,480.66
March 31, 2019	$227,480.66	$227,480.66
June 30, 2019	$227,480.66	$227,480.66
September 30, 2019	$227,480.66	$227,480.66
December 31, 2019	$227,480.66	$227,480.66
March 31, 2020	$227,480.66	$227,480.66
June 30, 2020	$227,480.66	$227,480.66
September 30, 2020	$227,480.66	$227,480.66
December 30, 2020	$10,009,148.67	$10,009,148.67